UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Proteo, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

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[PRELIMINARY COPY—SUBJECT TO COMPLETION]

PROTEO, INC.

2102 Business Center Drive

Irvine, California 92612

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held [•], 2020

TO THE STOCKHOLDERS OF PROTEO, INC:

The Special Meeting of Stockholders (the “Special Meeting”) of Proteo, Inc., a Nevada corporation (the “Company”), will be held on [•], 2020 at [9:00 a.m.] Pacific Time for the following purposes:

1.       To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to effect a reverse split of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) in a ratio of 1-for-2,000 (the “Reverse Stock Split”), which would result in (i) holdings prior to such split of fewer than 2,000 shares of Common Stock being converted into a fractional share, which will then be immediately cancelled and converted into a right to receive the cash consideration described in the attached proxy statement, and (ii) the Company having fewer than 500 stockholders of record, allowing the Company to deregister its Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and avoid the costs associated with being a public reporting company (the “Reverse Stock Split Proposal” or “Proposal 1”).

2.       To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal (“Adjournment of Special Meeting Proposal” or “Proposal 2”).

The foregoing items of business are more fully described in the accompanying proxy statement.

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically. You will be able to attend the Special Meeting virtually and to vote and submit questions during the virtual Special Meeting by visiting www.[•] and entering the 16-digit control number provided in your proxy materials. Using this control number, you will be able to listen to the meeting live, submit questions and vote online. The Company encourages you to access the Special Meeting before the start time of [9:00 a.m.] Pacific Time on [•], 2020. Please allow ample time for online check-in, which will begin at [8:45] a.m., Pacific Time on [•], 2020. The Company’s management will be available to answer any questions you may have immediately after the Special Meeting.

It is important that your shares be represented at the virtual Special Meeting. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. We hope you will participate in the Special Meeting. However, even if you anticipate attending the virtual meeting, we urge you to please vote your proxy either by mail, telephone or over the Internet in advance of the Special Meeting to ensure that your shares will be represented.

The Company’s Board of Directors has fixed the close of business on May 11, 2020 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Special Meeting or any postponement or adjournment thereof.

We have elected to provide access to our proxy materials for the Special Meeting over the Internet under the U.S. Securities and Exchange Commission’s rules. By doing so, we will lower the overall costs of the delivery of proxy materials for the Special Meeting. As a result, we are mailing to our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a paper copy of the proxy materials. The Notice provides instructions on how to access those materials on the Internet and how to obtain printed copies.  Please read the proxy materials carefully and determine the method you will use to vote.

The Company’s Board of Directors has carefully considered and unanimously determined that each of the Reverse Stock Split Proposal and the Adjournment of Special Meeting Proposal is in the best interests of the Company and its stockholders. Accordingly, the Company’s Board of Directors recommends a vote “FOR” each of Proposal 1 and Proposal 2, as outlined in the accompanying proxy statement.

Under Nevada law, stockholders are entitled to certain dissenters’ rights of appraisal in connection with Proposal 1 (Reverse Stock Split Proposal).

NEITHER THE REVERSE STOCK SPLIT NOR ANY OF THE OTHER PROPOSED ACTIONS HAVE BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION; AND NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE STOCK SPLIT OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

By Order of the Board of Directors,

/s/ Oliver Wiedow
President, Chief Executive Officer, Chief Financial Officer and Director

Irvine, California

[•], 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON [•], 2020:

The proxy materials for the Special Meeting, including the proxy statement, are available at: www.proxyvote.com

Proteo, Inc.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held [•], 2020

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[PRELIMINARY COPY—SUBJECT TO COMPLETION]

PROTEO, INC.
2102 Business Center Drive

Irvine, California 92612

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held [•], 2020

GENERAL INFORMATION

This proxy statement is being furnished to stockholders in connection with the solicitation by the Board of Directors (the “Board”) of Proteo, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), of proxies for use at the Special Meeting of Stockholders to be held on [•], 2020 at [9:00 a.m.] Pacific Time, or any adjournment thereof (the “Special Meeting”) for the following purposes:

1.       To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to effect a reverse split of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) in a ratio of 1-for-2,000 (the “Reverse Stock Split”), which would result in (i) holdings prior to such split of fewer than 2,000 shares of Common Stock being converted into a fractional share, which will then be immediately cancelled and converted into a right to receive the cash consideration described in this proxy statement, and (ii) the Company having fewer than 500 stockholders of record, allowing the Company to deregister its Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and avoid the costs associated with being a public reporting company (the “Reverse Stock Split Proposal” or “Proposal 1”).

2.       To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal (“Adjournment of Special Meeting Proposal” or “Proposal 2”).

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically. You will be able to attend the Special Meeting virtually and to vote and submit questions during the virtual Special Meeting by visiting www.[•] and entering the 16-digit control number provided in your proxy materials. Using this control number, you will be able to listen to the meeting live, submit questions and vote online. The Company encourages you to access the Special Meeting before the start time of [9:00 a.m.] Pacific Time on [•], 2020. Please allow ample time for online check-in, which will begin at [8:45] a.m., Pacific Time on [•], 2020. The Company’s management will be available to answer any questions you may have immediately after the Special Meeting.

It is important that your shares be represented at the virtual Special Meeting. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. We hope you will participate in the Special Meeting. However, even if you anticipate attending the virtual meeting, we urge you to please vote your proxy either by mail, telephone or over the Internet in advance of the Special Meeting to ensure that your shares will be represented.

The Board has fixed the close of business on May 11, 2020 as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof.

We are furnishing our proxy materials for the Special Meeting, including the Notice of Special Meeting of Stockholders, this proxy statement and the proxy card, to our stockholders over the Internet in accordance with the U.S. Securities and Exchange Commission (“SEC”) rules in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Special Meeting. As a result, our stockholders of record as of the Record Date will receive in the mail a “Notice of Internet Availability of Proxy Materials” (the “Notice”) with instructions on how to access and review the proxy materials on the Internet, how to authorize a proxy through the Internet or through the mail, as well as how to request printed copies of the proxy materials. We will begin mailing the Notice to stockholders on or about [•], 2020.

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SUMMARY OF TERMS OF REVERSE STOCK SPLIT

The following summary term sheet, together with the section titled “Questions and Answers About the Reverse Stock Split and the Special Meeting” that follows, highlights certain information about the proposed Reverse Stock Split, but may not contain all of the information that is important to you. For a more complete description of the Reverse Stock Split, we urge you to carefully read this proxy statement and all of its appendices before you vote.

Reverse Stock Split

The Board has unanimously approved the Reverse Stock Split in order to reduce the Company’s number of stockholders of record to fewer than 500 holders. If approved at the Special Meeting, stockholders who own fewer than 2,000 shares of Common Stock on the Effective Date (as defined below) will no longer be stockholders of the Company (“Cashed-Out Stockholders”). Stockholders holding 2,000 shares or more on the Effective Date will remain stockholders of the Company after the Reverse Stock Split (“Continuing Stockholders”). See “Special Factors” below.

If approved by stockholders at the Special Meeting, the Company will effectuate the Reverse Stock Split by filing an amendment to the Company’s Articles of Incorporation (the “Charter Amendment”) in substantially the form attached to this proxy statement as Appendix B with the Nevada Secretary of State.

The effective time for the Reverse Stock Split and the corresponding authorized stock reduction will be the date on which the Company files the Charter Amendment with the office of the Nevada Secretary of State or such later date and time as specified in the Charter Amendment (the “Effective Date”).

Payment for Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Cashed-Out Stockholders will receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of receiving a fractional post-split share (the “Cash-Out Payment”). The Cash-Out Payment will be equal to (i) $0.03 multiplied by (ii) the number of pre-split shares of Common Stock owned by a Cashed-Out Stockholder immediately prior to the Effective Date.

In addition, Continuing Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of receiving a fractional post-split share (the “Continuing Fractional Payment”). The Continuing Fractional Payment will be equal to (i) $0.03 multiplied by (ii) the number of pre-split shares owned by a Continuing Stockholder immediately prior to the Effective Date that resulted in the total number of pre-split shares owned by such Continuing Stockholder not being evenly divisible by the split ratio, which, in any case, will be an amount less than 2,000 shares.

Any shares we purchase in connection with a Cash-Out Payment or a Continuing Fractional Payment will be cancelled. See “Special Factors—Treatment of Fractional Shares” below.

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Stockholder Approval

Approval of the Reverse Stock Split will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date. As of the Record Date, our executive officers and directors and holders of more than 10% of our Common Stock, as a group, beneficially own approximately [•]% of the outstanding shares of Common Stock. See “Special Factors—Principal Effects of the Reverse Stock Split—Effects of the Reverse Stock Split on Our Affiliates” for more information. The transaction does not require the approval of a majority of the unaffiliated stockholders.

Purpose of Transaction

The Reverse Stock Split is a necessary step in the Company’s plan to terminate its public reporting obligations under the Exchange Act by reducing the number of its stockholders of record to fewer than 500 holders and deregistering its class of Common Stock under the Exchange Act. See “—Purposes of the Reverse Stock Split,” “—Advantages of the Reverse Stock Split,” “—Disadvantages of the Reverse Stock Split” and “—Alternatives Considered” in “Special Factors” below.

Reasons for Transaction

The Board believes that the significant costs and heightened disclosure obligations associated with being a public reporting company, the limited trading market and the lack of analyst coverage for the Common Stock outweigh the perceived benefits of being a public reporting company. See “—Purpose of the Reverse Stock Split,” “—Advantages of the Reverse Stock Split,” “—Disadvantages of the Reverse Stock Split” and “—Alternatives Considered” in “Special Factors” below.

Effects of Reverse Stock Split on Affiliates

The Reverse Stock Split would not differentiate among stockholders on the basis of affiliate status. The sole determining factor in whether a stockholder will become a Cashed-Out Stockholder or a Continuing Stockholder as a result of the Reverse Stock Split is the number of shares held by such stockholder immediately before the Effective Date as no fractional shares will be issued. As of April 30, 2020, approximately 260,697 shares of our Common Stock, or 0.78% of the issued and outstanding shares of Common Stock on such date, were held by stockholders owning fewer than 2,000 shares. Accordingly, the impact of the Reverse Stock Split, including the cashing out of fractional shares, on the percentage ownership of Continuing Stockholders, including any affiliates, will be negligible.

Fairness of Transaction

The Board believes that the Cash-Out Payment is fair to the Company’s stockholders, including its unaffiliated stockholders, and unanimously recommends that stockholders vote to approve the Reverse Stock Split Proposal. See “Special Factors—Fairness of the Reverse Stock Split” below.

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Appraisal Rights

Under Nevada law, our stockholders are entitled to dissenters’ rights with respect to the Cash-Out Payment and the Continuing Fractional Payment. Upon effectiveness of the Reverse Stock Split, any stockholder who believes that the Cash-Out Payment or the Continuing Fractional Payment of $0.03 per share is too low will have the right to object and have a court in Nevada determine the value of such stockholder’s shares, and to be paid the appraised value determined by the court, which could be more or less than the Cash-Out Payment and the Continuing Fractional Payment of $0.03 per share. A dissenters’ rights notice will be mailed to stockholders promptly after the effective date of the Reverse Stock Split. See “—Dissenters’ Rights” and “—Stockholder Approval under Nevada Law” in “Special Factors” below.

Trading Market

Following the transaction, we anticipate that the market for shares of our Common Stock will be less active and may be eliminated altogether. Although shares of our Common Stock are currently quoted on the Pink Open Market with “current information,” we will not be required to, and we may, at any time in the future, decide to move to a lower tier and provide much more limited information, which would make the shares even more illiquid.

Schedule 13E-3 Filing

The Reverse Stock Split is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act because it is intended to, and, if completed, will enable us to terminate the registration of (or “deregister”) our Common Stock under the Exchange Act and suspend our duty to file periodic reports and other information with the SEC thereunder.

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QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address potential questions regarding the Reverse Stock Split and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, including the appendices to this proxy statement.

Where and when is the Special Meeting?

The Special Meeting will be held on [•], 2020 at [9:00 a.m.] Pacific Time. Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically. You will be able to attend the Special Meeting virtually and to vote and submit questions during the virtual Special Meeting by visiting www.[•] and entering the 16-digit control number provided in your proxy materials. Using this control number, you will be able to listen to the meeting live, submit questions and vote online. The Company encourages you to access the Special Meeting before the start time of [9:00 a.m.] Pacific Time on [•], 2020. Please allow ample time for online check-in, which will begin at [8:45] a.m., Pacific Time on [•], 2020. The Company’s management will be available to answer any questions you may have immediately after the Special Meeting.

Why is the Special Meeting virtual only?

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically. Supporting the health and well-being of our employees and shareholders is one of our top priorities.

What am I being asked to vote on at the Special Meeting?

Our stockholders will consider and vote upon Proposal 1 in order to amend the Company’s Articles of Incorporation to effect the Reverse Stock Split and Proposal 2 in order to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

What is the Reverse Stock Split?

The Reverse Stock Split is a reduction of the number of our authorized and issued and outstanding Common Stock in a ratio of 2,000 shares prior to the Reverse Stock Split to one share following the Reverse Stock Split. Stockholders that own less than 2,000 shares prior to the Reverse Stock Split will cease to own any shares of our Common Stock following the Reverse Stock Split and instead will receive cash for their shares. However, the number of authorized shares of Common Stock will not be reduced as a result of the Reverse Stock Split. Consequently, the number of authorized but unissued shares of Common Stock will increase as a result of the Reverse Stock Split.

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What is the purpose of the Reverse Stock Split?

The Board has determined that the costs of being a SEC reporting company outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders, for us to remain an SEC reporting company. The Reverse Stock Split will enable us to terminate the registration of our Common Stock under the Exchange Act if, after the Reverse Stock Split, there are fewer than 500 record holders of our Common Stock, and we make the necessary filings with the SEC. Our reasons for proposing the Reverse Stock Split include the following:

•	Annual cost savings we expect to realize as a result of the termination of the registration of our Common Stock under the Exchange Act, including accounting, legal, printing and other miscellaneous costs associated with being a public reporting company, which we estimate will be approximately $170,000 per year, which does not include estimated executive and administrative time incurred in complying with public company requirements.

•	The absence of many of the benefits to the Company and its stockholders that are associated with being a public reporting company, particularly as reflected by the limited public trading volume, liquidity and analyst coverage of our Common Stock.

•	The proposed Reverse Stock Split is expected to free management and staff time to focus on operating the business and growing stockholder value.

•	The ability of stockholders holding fewer than 2,000 shares of our Common Stock to liquidate their shares of Common Stock and receive a price for such shares that we believe is fair (for the reasons set forth below under “Special Factors—Fairness of the Reverse Stock Split”), without incurring brokerage commissions.

How does the Board recommend that I vote on Proposal 1 and Proposal 2?

The Board unanimously recommends that you vote “FOR” Proposal 1.

The Board unanimously recommends that you vote “FOR” Proposal 2.

Who is entitled to vote at the Special Meeting?

Only holders of record of our Common Stock as of the close of business on May 11, 2020 are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, there were [•] shares of Common Stock outstanding. At the Special Meeting, each share of Common Stock entitles the holder thereof to one vote.

What is a “quorum” for purposes of the Special Meeting?

In order to conduct business at the Special Meeting, a quorum of stockholders is necessary to hold a valid Special Meeting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting.

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Your shares will be counted towards the quorum if you:

•	are present and vote in person at the Special Meeting; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

Virtual attendance at the Special Meeting constitutes presence in person for purpose of a quorum at the meeting. Abstentions will be counted towards the quorum requirement; however, “broker non-votes” (as discussed below) will not be counted towards the quorum requirement.

What vote is required to approve Proposal 1 and Proposal 2?

Proposal 1 (Reverse Stock Split Proposal): Once a quorum has been established, approval of Proposal 1 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date.

Proposal 2 (Adjournment of Special Meeting Proposal): The affirmative vote of a majority of shareholders represented and voting at the Special Meeting is required to approve Proposal 2 (Adjournment of Special Meeting Proposal).

How are broker non-votes counted?

Broker non-votes generally occur when shares held by a broker, bank or other nominee for a beneficial owner (i.e., shares held in “street name”) are not voted with respect to a proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Such brokers, banks or other nominees normally have discretion to vote on “routine matters” only, but not on non-routine matters, such as Proposal 1 and Proposal 2. Therefore, if your shares are held in street name and you do not direct your broker, bank or other nominee how to vote your shares at the Special Meeting, then the nominee cannot vote your shares on Proposal 1 or Proposal 2. Accordingly, this will result in a broker non-vote and will have the effect of a vote against Proposal 1 and will have no effect on the outcome of Proposal 2.

Further, broker non-votes at the Special Meeting will not be counted towards the quorum requirement.

How are abstentions counted?

A properly executed proxy marked “ABSTAIN” with respect to either Proposal 1 or Proposal 2 will have the effect of a vote against the applicable proposal. However, such abstentions will be counted towards the quorum requirement.

How do I vote?

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Transfer Online (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by Transfer Online. You may vote over the Internet, by telephone or by mail as described in the Notice. You can also vote in person by virtually attending the Special Meeting and delivering your completed proxy card in person or by completing a ballot, which we will provide to you at the Special Meeting. If you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement. Therefore, unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted “FOR” Proposal 1 and “FOR” Proposal 2.

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Beneficial Owners of Shares Held in Street Name. If your shares are held in street name, you are considered the beneficial owner of the shares, and the Notice or a voting instruction form was forwarded to you by your broker, bank or other nominee. You may vote over the Internet, by telephone or by mail as described in the Notice or voting instruction form. You are also invited to virtually attend the Special Meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Special Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. However, if you do not provide such organization with specific voting instructions, this will result in a broker non-vote and will have the effect of a vote against Proposal 1 and will have no effect on the outcome of Proposal 2. See “How are broker non-votes counted?” above for additional information.

Can I revoke my proxy or change my vote?

If you are a stockholder of record, you may revoke your proxy or change your vote at any time prior to the taking of the vote at the Special Meeting by:

•	granting a new proxy bearing a later date by following the instructions provided in the Notice or the proxy card, which will automatically revoke the previous proxy;

•	providing a written notice of revocation to the Company’s Corporate Secretary at Proteo, Inc., c/o Proteo Biotech AG, Am-Kiel-Kanal 44, D-24106 Kiel, Germany; or

•	virtually attending the Special Meeting and voting in person.

If you are a beneficial owner of shares held in street name, you may revoke your proxy or change your vote at any time prior to the taking of the vote at the Special Meeting by:

•	submitting new voting instructions to your broker, bank or other nominee by following the instructions they provided; or

•	if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by virtually attending the Special Meeting and voting.

Note that for both stockholders of record and beneficial owners of shares held in street name, virtual attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote at the Special Meeting.

Who pays for this proxy solicitation?

This solicitation is made on behalf of the Board, and expenses in connection with the solicitation of proxies will be paid by the Company. Proxies will be solicited principally by mail, but may also be solicited by personal conversations or by telephone, electronic transmission, telex, facsimile or telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.

Am I entitled to appraisal rights in connection with the Reverse Stock Split Proposal?

Under Nevada law, our stockholders are entitled to dissenters’ rights with respect to the Cash-Out Payment and the Continuing Fractional Payment. Upon effectiveness of the Reverse Stock Split, any stockholder who believes that the Cash-Out Payment or the Continuing Fractional Payment of $0.03 per share is too low will have the right to object and have a court in Nevada determine the value of such stockholder’s shares, and to be paid the appraised value determined by the court, which could be more or less than the Cash-Out Payment and the Continuing Fractional Payment of $0.03 per share. A dissenters’ rights notice will be mailed to stockholders promptly after the effective date of the Reverse Stock Split. See “—Dissenters’ Rights” and “—Stockholder Approval under Nevada Law” in “Special Factors” below.

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SPECIAL FACTORS

This section provides information concerning special factors relating to Proposal 1 and the proposed 1-for-2,000 Reverse Stock Split and related transactions, including the cashing out of fractional shares following such split and subsequent anticipated SEC deregistration.

NEITHER THE REVERSE STOCK SPLIT NOR ANY OF THE OTHER PROPOSED ACTIONS HAVE BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION; AND NEITHER THE SEC NOR ANY STATE COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE STOCK SPLIT OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Overview

The Board has unanimously adopted resolutions approving and recommending to the stockholders for their approval a reverse stock split of all of the outstanding shares of Common Stock, whereby each 2,000 shares would be combined, converted and changed into one share of Common Stock. As described in greater detail below, the Reverse Stock Split is proposed to decrease the number of stockholders of record to a number less than 500 to, among other things, place the Company in a position to voluntarily deregister from the reporting requirements of the Exchange Act.

Following the Reverse Stock Split, the number of issued and outstanding shares of Common Stock would be reduced in accordance with the Reverse Stock Split ratio. Except for adjustments that may result from the treatment of fractional shares, each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. As described in greater detail below, as a result of the Reverse Stock Split, stockholders who hold less than 2,000 shares of Common Stock will no longer be stockholders of the Company on a post-split basis.

Board Deliberations

The Company is a clinical stage drug development company and has historically relied on government grant funds, as well as proceeds from the sales of the Company’s common and preferred stock, in order to fund its operations. The Company does not expect any further funding under its current grant from the German State of Schleswig-Holstein after the scheduled expiration at the end of April 2020 (which has since been extended through October 31, 2020). Due to recent developments, including the impact of the COVID-19 outbreak and disruptions in government spending, the Company is unlikely to receive funding under a new grant. Further, the Company no longer expects to receive further funding pursuant to its current agreement with one of its preferred stockholders. At this time, the Company cannot predict the impact of COVID-19 outbreak on its ability to obtain financing necessary for the Company to fund its working capital requirements. As a result, the Company’s management has been exploring strategic alternatives in order to meet the Company’s operating cash flow requirements. However, there are no assurances that the Company will be successful in implementing a strategic plan in order to address its liquidity constraints.

In light of the Company’s current financial situation, particularly the need to significantly reduce costs, the Board has considered and deliberated the advantages and disadvantages of a potential deregistration transaction. In connection with such assessment, the Board has considered the costs and expenses of remaining a public company, the limited trading in the Common Stock and the other considerations set forth under the sections “—Advantages of the Reverse Stock Split” and “—Disadvantages of the Reverse Stock Split,” and has also considered other alternatives to the Reverse Stock Split, including those described under the section “—Alternatives Considered.”

Following such deliberations and after obtaining input with respect to the Reverse Stock Split and potential alternatives from the Company’s outside legal counsel, as well as Diethelm Siebuhr, a significant stockholder, at a meeting of the Board held on April 20, 2020, the Board unanimously approved taking all actions, including obtaining stockholder approval, to effectuate the Reverse Stock Split at a special meeting of stockholders.

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After review and discussion, the Board determined that the proposed Reverse Stock Split is necessary to significantly reduce operating expenses and the execution of the Company’s business plan. In addition, the Board determined that voluntarily deregistering is in the overall best interests of the Company after carefully considering several factors, including:

•         the costs of preparing and filing periodic reports with the SEC;

•         the increased outside accounting, audit, legal and other costs and expenses associated with being a public company;

•         the burdens placed on Company management to comply with reporting requirements; and

•         the low trading volume in the Common Stock;

all as further disclosed below in the sections “—Advantages of the Reverse Stock Split,” “—Disadvantages of the Reverse Stock Split” and “—Alternatives Considered.”

As further disclosed under “—Advantages of the Reverse Stock Split,” the Board has concluded that the costs of preparing and filing periodic reports with the SEC and the increased outside accounting, audit, legal and other costs and expenses associated with being a public company outweigh the perceived benefits of remaining a public company, particularly in light of the limited trading in the Common Stock. The Board also believes the Reverse Stock Split would free management and staff time to focus on operating the business and growing stockholder value. The Board also considered the fact that the notice of the Reverse Stock Split will provide an opportunity for its stockholders to sell their holdings before the Reverse Stock Split or add to their holdings such that they would not have a fractional share after the Reverse Stock Split.

As further disclosed under “—Disadvantages of the Reverse Stock Split,” the Board also considered the requirement that stockholders owning less than 2,000 shares of record surrender their shares and accept the Cash-Out Payment as part of the Reverse Stock Split, thereby foregoing any opportunity to participate in any possible future increases in value of the Common Stock. The Board also considered the possible significant decline in value and liquidity of the Common Stock following the Reverse Stock Split. In particular, the Board noted that the Common Stock may suffer further illiquidity following the Reverse Stock Split as a result of the reduced number of shares of Common Stock and any increase in the stock price triggered by the Reverse Stock Split.  The decreased liquidity of the Common Stock, coupled with an absence of publicly available information, may further decrease the value of the shares owned by Continuing Stockholders.

Neither the Board nor management believes the Reverse Stock Split itself will be a change factor for better performance of the Company, but the Board believes the Reverse Stock Split is a vehicle the Company can use to reduce costs and redirect time and resources currently devoted to regulatory and reporting compliance, assuming the Company’s stockholders of record are reduced below 500 and the Company is able to deregister with the SEC.

As further disclosed under “—Alternatives Considered,” the Board also considered issuer purchases and maintaining the status quo as alternatives but concluded ultimately that the proposed Reverse Stock Split was the best method and was in the best interests of the Company and its stockholders. As further disclosed under “—Fairness of the Reverse Stock Split,” the Board has further determined that the Reverse Stock Split is substantively and procedurally fair to the unaffiliated stockholders.

Purpose of the Reverse Stock Split

The Common Stock is currently traded on the Pink Open Market under the symbol “PTEO.” As of April 30, 2020, there were approximately 1,774 stockholders of record of the Company. We estimate that if the Reverse Stock Split is approved and implemented, the approximate number of record stockholders will be approximately 396.

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The primary purpose of the Reverse Stock Split is to enable us to reduce the number of our stockholders of record to fewer than 500 so that we may terminate our public reporting obligations under the Exchange Act. This will allow:

•	Cost savings of time and money derived from termination of the registration of our Common Stock under the Exchange Act and suspension of our duties to file periodic reports with the SEC and comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other SEC requirements

•	Reduction of the administrative burden and expense of maintaining many small stockholders’ accounts

•	Liquidation by small stockholders of their shares of our Common Stock at a market price, without having to pay brokerage commissions

If approved by stockholders at the Special Meeting, the Company will effectuate the Reverse Stock Split by filing the Charter Amendment in substantially the form attached to this proxy statement as Appendix B with the Nevada Secretary of State.

Principal Effects of the Reverse Stock Split

After the Effective Date, each stockholder will own a reduced number of shares of Common Stock. However, we expect that the market price of Common Stock immediately after the Reverse Stock Split will increase substantially above the market price of Common Stock immediately prior to the Reverse Stock Split. The proposed Reverse Stock Split will be effected simultaneously for all Common Stock, and the ratio for the Reverse Stock Split will be the same for all Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in any of the stockholders owning a fractional share and except for the negligible aggregate effect of the reduction in the total number of shares outstanding as described below. For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold approximately 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split. The number of stockholders of record will be reduced by the proposed Reverse Stock Split to the extent that the Reverse Stock Split results in any stockholders owning only a fractional share as described below.

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. If the Reverse Stock Split is approved and implemented, the number of record stockholders will be reduced to below 500. Following the Reverse Stock Split, we intend to file a Form 15 to deregister our Common Stock with the SEC and become a non-reporting company under the Exchange Act. As of the date of the filing of the Form 15, our obligations to file reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. We expect the deregistration of our Common Stock to become effective 90 days after filing the Form 15. Upon deregistration of our Common Stock, our obligation to comply with any other Exchange Act requirements, such as those under the proxy rules, Section 16(b) and certain beneficial ownership reporting requirements, will also be terminated.

The respective rights, preferences or limitations of our Common Stock will remain the same after the proposed Reverse Stock Split as before the split, except to the extent that the Reverse Stock Split would result in any of the stockholders owning a fractional share. For example, the rights of stockholders regarding voting, dividends, liquidation or other rights of the Common Stock will remain the same and will not change as a result of the proposed Reverse Stock Split. In addition, we have decided not to adjust the par value of our Common Stock in connection with the Reverse Stock Split.

As of April 30, 2020, approximately 260,697 shares of our Common Stock, or 0.78% of the issued and outstanding shares of Common Stock on such date, were held by stockholders owning fewer than 2,000 shares. Accordingly, the impact of the Reverse Stock Split, including the cashing out of fractional shares, on the percentage ownership of Continuing Stockholders, including any affiliates, will be negligible.

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If the Reverse Stock Split is approved and implemented, the approximate number of record stockholders is anticipated to be approximately 396. This would represent an anticipated reduction of approximately 1,378 pre-split record stockholders out of the approximately 1,774 stockholders of record as of April 30, 2020.

Effects of the Reverse Stock Split on Our Affiliates

The Reverse Stock Split would not differentiate among stockholders on the basis of affiliate status. The sole determining factor in whether a stockholder will become a Cashed-Out Stockholder or a Continuing Stockholder as a result of the Reverse Stock Split is the number of shares held by such stockholder immediately before the Effective Date as no fractional shares will be issued. The beneficial ownership percentage of shares of our Common Stock held by Continuing Stockholders, including any affiliates, after the Reverse Stock Split, may, however, increase or decrease as a result of any purchases, sales and other transfers of shares of our Common Stock by such stockholders prior to the Effective Date. However, the impact of the Reverse Stock Split, including the cashing out of fractional shares, on the percentage ownership of Continuing Stockholders, including any affiliates, will be negligible.

As of April 30, 2020, 22,452,359 shares of our Common Stock, or approximately 67.3% of the 33,379,350 issued and outstanding shares of Common Stock on such date, were beneficially held, directly or indirectly, by our executive officers and directors and holders of more than 10% of our Common Stock. The table below reflects the pre-split and an estimate of the post-split beneficial ownership of the Company’s Common Stock at April 30, 2020 with respect to our executive officers and directors and holders of more than 10% of our Common Stock. At April 30, 2020, there were 33,379,350 shares of Common Stock outstanding. The percentage calculation post-split is based on the assumption that approximately 16,446 shares of our Common Stock will remain outstanding after the Reverse Stock Split.

Name	Common Stock Beneficially Owned Pre-Split (1)	Percentage of Class Pre-Split	Common Stock Beneficially Owned Post-Split (1)	Percentage of Class Post-Split
Directors and Executive Officers:
Oliver Wiedow (Chief Executive Officer, Chief Financial Officer and Director)	6,380,000	19.1%	3,190	19.4%
Birge Bargmann (Chief Executive Officer of Proteo Biotech AG)	6,300,000	18.9%	3,150	19.2%
Jork von Reden (Director)	1,100,000	3.3%	550	3.3%
Hartmut Weigelt (Director)	56,000	*	28	*
Juergen Paal (Chief Operating Officer of Proteo Biotech AG)	116,359	*	58	*

10% or Greater Stockholders:
Diethelm Siebuhr	4,250,000	12.7%	2,125	12.9%
Kai Bartels	4,250,000	12.7%	2,125	12.9%

_______________

*        Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Includes executive officers of the Company’s wholly-owned subsidiary, Proteo Biotech AG.

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Additionally, following deregistration, directors, executive officers and 10% stockholders and their affiliates will be relieved of certain SEC reporting requirements and “short-swing profit” trading provisions under Section 16 of the Exchange Act with respect to our Common Stock, and public disclosure of information regarding their compensation and stock ownership will no longer be required. The Company after deregistration would also no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to directors or executive officers.

We do not have any agreement, arrangement or understanding, whether written or unwritten, with any of our affiliates pursuant to which we are obligated to pay to any affiliate compensation, whether present, deferred or contingent, that is based on, or otherwise relates to, the Reverse Stock Split. All of our officers and directors will continue in such capacity after the Reverse Stock Split.

To the extent known by the Company, our executive officers and directors and holders of more than 10% of our Common Stock intend to vote for the Reverse Stock Split. None of our executive officers and directors or holders of more than 10% of our Common Stock will be entitled to a Cash-Out Payment or a Continuing Fractional Payment, except for payment for any fractional shares that may result from the Reverse Stock Split.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share. Instead, Cashed-Out Stockholders will receive a Cash-Out Payment (without interest and subject to applicable withholding taxes) in lieu of receiving a fractional post-split share. The Cash-Out Payment will be equal to (i) $0.03 multiplied by (ii) the number of pre-split shares of Common Stock owned by a Cashed-Out Stockholder immediately prior to the Effective Date.

In addition, Continuing Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio will be entitled to receive a Continuing Fractional Payment (without interest and subject to applicable withholding taxes) in lieu of receiving a fractional post-split share. The Continuing Fractional Payment will be equal to (i) $0.03 multiplied by (ii) the number of pre-split shares owned by a Continuing Stockholder immediately prior to the Effective Date that resulted in the total number of pre-split shares owned by such Continuing Stockholder not being evenly divisible by the split ratio, which, in any case, will be an amount less than 2,000 shares. For example, if a Continuing Stockholder owns 8,200 shares of Common Stock immediately prior to the Effective Date, such stockholder will own four shares of Common Stock following the Reverse Stock Split and will be entitled to a Continuing Fractional Payment of $6 (i.e., $0.03 multiplied by the 200 shares not evenly divisible).

Stockholders would not be entitled to receive interest for the period between the Effective Date and the date payment is made for their fractional shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment as described herein. Any shares we purchase in connection with a Cash-Out Payment or a Continuing Fractional Payment will be cancelled.

As a result of the Reverse Stock Split, Cashed-Out Stockholders will no longer be stockholders of the Company on a post-split basis. In other words, any holder of 1,999 or fewer shares of Common Stock prior to the Effective Date would only be entitled to receive cash for the fractional share of Common Stock such stockholder would otherwise hold on a post-split basis. The actual number of stockholders that will be eliminated will depend on the actual number of stockholders holding less than 2,000 shares of Common Stock on the Effective Date. Reducing the number of post-split stockholders is the purpose of the Reverse Stock Split.

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If you do not hold sufficient shares of pre-split Common Stock to receive at least one post-split share of Common Stock and you want to hold Common Stock after the Reverse Stock Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Stock Split is effected:

•	purchase a sufficient number of shares of Common Stock so that you would hold at least 2,000 shares of Common Stock in your account prior to the implementation of the Reverse Stock Split that would entitle you to receive at least one share of Common Stock on a post-split basis; or

•	if applicable, consolidate your accounts so that you hold at least 2,000 shares of Common Stock in one account prior to the Reverse Stock Split that would entitle you to at least one share of Common Stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by the Transfer Agent) and Common Stock held in street name for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Stock Split. In addition, shares of Common Stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Stock Split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Advantages of the Reverse Stock Split

Cost Savings

The costs of being a public reporting company are significant and have increased over the years, including as a result of compliance with the internal control assessment and audit requirements of Section 404 and other requirements imparted by the Sarbanes-Oxley Act and the Dodd–Frank Wall Street Reform and Consumer Protection Act. These and other requirements increase audit fees and other costs of compliance, such as outside securities legal counsel fees, as well as outside director fees and insurance premiums to cover potential liability faced by our officers and directors. We also incur substantial indirect costs as a result of, among other things, our management’s time expended to prepare and review our public filings.

The Board believes that by deregistering our shares of Common Stock and suspending our periodic reporting obligations, we will realize estimated annual cost savings of approximately $170,000, which represents a significant part of our operating expense. These potential cost savings reflect, among other things: (i) a reduction in audit, legal and other fees required for publicly held companies, (ii) the elimination of various internal costs associated with filing periodic reports with the SEC, and (iii) the reduction or elimination of various clerical and other expenses associated with being a public company.

Additionally, the Reverse Stock Split is expected to reduce the administrative burden and expense of maintaining many small stockholders’ accounts. A large number of stockholders own less than 2,000 shares, which is less, and in many cases substantially less, than $50 in value at current market prices. The Company believes that it is uneconomical for the Company to continue to maintain share positions of such a small size. These small positions will be cashed out as a result of the Reverse Stock Split.

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Limited Liquidity of Common Stock

The Board further believes that the perceived benefits of remaining a public company are outweighed by the costs, particularly in light of the limited public trading value, liquidity and analyst coverage of the Common Stock. The Common Stock is traded on the Pink Open Market under the symbol “PTEO.” As of April 30, 2020, the Company had outstanding 33,379,350 shares of Common Stock. Over the twelve-month period ending April 30, 2020, the average daily trading volume of the Common Stock on the OTCQB, for a portion of such period, and the Pink Open Market, for a portion of such period, as applicable, was approximately 16,000 shares, or less than 0.05% of the total outstanding shares as of April 30, 2020. We are not aware of any analyst coverage of the Common Stock.

Additional Potential Management Resources Arising from Reduced Disclosure Obligations

Another benefit is that the proposed Reverse Stock Split would free management and staff time to focus on operating the business and growing stockholder value. In particular, our management will also be able to focus on long-term growth without undue emphasis on short-term financial results that is often expected of SEC reporting companies.

Opportunity for Cashed Out Stockholders to Sell Their Holdings at Current Market Trading Price Without Brokerage Fees or Commissions

The Reverse Stock Split provides an opportunity for Cashed Out Stockholders to liquidate their shares, at a price that we believe is both fair and attractive, without incurring brokerage fees or commissions. Given the current lack of market activity in our Common Stock, this is an opportunity that might not otherwise be available to our stockholders. For a further discussion on the Board’s determination regarding the fairness of the Cash-Out Payment, please see the section entitled “—Fairness of the Reverse Stock Split” below.

In addition, stockholders with less than 2,000 pre-split shares could buy additional shares, at a relatively low cost per share, to get to 2,000 by the Effective Date and thereby avoid the cash-out if they prefer. Similarly, stockholders with slightly more than 2,000 pre-split shares could sell some shares to get under the 2,000 share level if they prefer.

Disadvantages of the Reverse Stock Split

Holders of Less Than 2,000 Shares of Record Will Be Required to Give Up Their Shares and Accept Cash Consideration

The Reverse Stock Split of 1-for-2,000 will force stockholders who own less than 2,000 shares of record to be cashed-out for the Cash-Out Payment. Other than acquiring more shares of stock before the Effective Date, stockholders may only vote against the Reverse Stock Split Proposal, but if the proposal is approved and the Reverse Stock Split is implemented, stockholders who own less than 2,000 shares of record will be required to sell for the Cash-Out Payment.

Substantial or Complete Reduction of Public Sale Opportunities for our Stockholders

Following the transaction, we anticipate that the market for shares of our Common Stock will be less active and may be eliminated altogether. While shares may still be quoted on the Pink Open Market, such market may be highly illiquid. Further, we may, at any time in the future, decide to move to a lower tier on the Pink Open Market and provide much more limited information, as discussed further below.

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Loss of Certain Publicly Available Information

Upon terminating the registration of our Common Stock under the Exchange Act, our duty to file periodic reports with the SEC will be suspended. The information regarding our operations and financial results that is currently available to the general public and our investors will not be available after we have terminated our registration, unless we voluntarily elect to continue providing such information to the public. Although shares of our Common Stock are currently quoted on the Pink Open Market with “current information,” we will not be required to, and we may, at any time in the future, decide to move to a lower tier and provide much more limited information, which would make the shares even more illiquid. Accordingly, investors seeking information about us may have to contact us directly to request such information. We cannot assure you that we will provide the requested information to an investor. While the Board acknowledges the circumstances in which such termination of publicly available information may be disadvantageous to some of our stockholders, the Board believes that the overall benefit to the Company of no longer being a public reporting company substantially outweighs the disadvantages.

If the Company is no longer subject to certain liability provisions of the Exchange Act, including those associated with officer certifications required by Sarbanes-Oxley, stockholders will find that the information provided to them is more limited and that their recourse for alleged false or misleading statements is also more limited.

Possible Significant Decline in the Value and Liquidity of the Common Stock

The market price of our Common Stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split.

Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split, as well as any increase in the stock price triggered by the Reverse Stock Split.

The decreased liquidity of the Common Stock, coupled with an absence of publicly available information, may further decrease the value of the shares owned by continuing stockholders.

Inability to Participate in any Future Increases in Value of our Common Stock

Cashed Out Stockholders will have no further financial interest in the Company and therefore will not have the opportunity to participate in any potential appreciation in the value of our shares. The Board believes that the Reverse Stock Split is nonetheless fair to our unaffiliated stockholders because those stockholders are being cashed out at a fair price for their shares. For a further discussion on the Board’s determination regarding the fairness of the Cash-Out Payment, please see the section entitled “—Fairness of the Reverse Stock Split” below.

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Alternatives Considered

The Board considered alternatives to the termination of the registration of Common Stock under Section 12(g) of the Exchange Act and the subsequent suspension of the Company’s reporting obligation the Exchange Act, including alternative transactions to reduce the number of stockholders, but concluded ultimately that the proposed Reverse Stock Split was the best method and was in the best interests of the Company and its stockholders. When considering the various alternatives to the Reverse Stock Split, the primary focus was the level of assurance that the selected alternative would result in us having fewer than 500 stockholders of record, thus allowing us to achieve our objective of terminating registration of our Common Stock under the Exchange Act, the time frame within which such alternative could reasonably be expected to be achieved, again relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions. Among various alternatives discussed by the Board were:

•	Sale of the Company or substantially all of its assets. Under this alternative, we would attempt to sell (subject to the stockholders’ approval) the Company or substantially all of the assets of the Company. However, without costly engagement of an investment banking firm or a business broker to market the Company or its assets, sale efforts may be ineffective in reaching potential buyers (if any). The Board concluded that, under the current conditions, the interest in the market to purchase the shares or assets of the Company (or its wholly-owned subsidiary Proteo Biotech AG) is extremely low or absent. Further, this alternative would take an extended amount of time while likely incurring significant legal and audit fees to complete, and, there would be no assurance that a potential buyer would be found or, if found, such potential buyer would proceed to completion of the acquisition.

•	Dissolution of the Company and liquidation of its assets. Under this alternative, we would (subject to the stockholders’ approval) dissolve the Company under Nevada law and wind up and liquidate the Company’s assets. However, winding up and selling (as part of liquidation) the Company’s assets would require costly engagement of an investment banking firm or a business broker to market the Company’s assets in order to reach potential buyers (if any). Even after filing a Certificate of Dissolution, the Company may still be deemed to have such number of record stockholders in excess of the Exchange Act Rule 12g-4 thresholds. Accordingly, the Company would likely be required to continue its reporting under the Exchange Act until the time all assets and liabilities of the Company are wound up and sorted out pursuant to state law, which would continue to be costly for the Company.

•	Other transactions. The Board also considered other possible transactions, such as purchases of shares on the open market or an issuer tender offer. However, the Board concluded that these and similar transactions would be more costly, including due to higher legal costs and other transactional expenses, lack certainty in reducing the number of stockholders of record to fewer than 500 and/or take a longer time to effectuate.

The Board also considered doing nothing or maintaining the status quo. The Board concluded, however, that, in light of the Company’s current situation, particularly the need to significantly reduce operating expenses, maintaining the status quo would result in the Company continuing to be burdened by the costs and expenses of remaining a public company without enjoying the benefits traditionally associated with public reporting company status.

For the reasons discussed above, the Board unanimously agreed that the Reverse Stock Split was the most expeditious and economical way of proceeding with the deregistration of the Common Stock under the Exchange Act.

Fairness of the Reverse Stock Split

The Board has fully reviewed and considered the terms, purpose, alternatives and effects of the Reverse Stock Split, and has unanimously determined that the transaction is in the Company’s best interests and is substantively and procedurally fair to the unaffiliated stockholders.

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The Reverse Stock Split does not require the approval of a majority of our unaffiliated stockholders. Despite the foregoing, the Board believes that the Reverse Stock split is substantively and procedurally fair to each differently-impacted group of stockholders—those stockholders who will be cashed out and those stockholders who will be Continuing Stockholders. In other words, the Reverse Stock split will not be applied to stockholders differently on the basis of affiliate status. The Board bases its belief on:

•	the requirement that the Reverse Stock Split Proposal receive a majority vote of all outstanding Common Shares;

•         the Cash-Out Payment, which the Board believes is fair to our stockholders (as discussed below); and

•	the possibility, although not the assurance, that stockholders may be able to change their status from Cashed-Out Stockholder to Continuing Stockholder (or vice versa) as they see fit.

In addition, Continuing Stockholders have the advantage of continuing as stockholders in a company that will not be subject to the costs associated with being a public company. These savings are expected to significantly decrease our ongoing expenses.

The Board believes the Cash-Out Payment of $0.03 per share is fair to our stockholders as it represents a premium of 32.6% over the average 10-day closing price, or a 14.0% premium over the average 20-day closing price, as of and including April 17, 2020, the last trading date prior to the date the Board approved the Reverse Stock Split and the related actions.

The Board considered the net book value per share of our Common Stock in relation to the Cash-Out Payment. The net book value per share of our Common Stock was equal to approximately negative $0.03 as of December 31, 2019. Net book value is defined generally as total assets minus total liabilities. While the Board considered the relationship of market value to net book value in its deliberations, the Board does not view net book value alone to be a material indicator of the fair value of our Common Stock but rather indicative of historical costs. The Board notes that net book value does not take into account our future prospects, market conditions, trends in the industry in which we conduct our business or the business risks inherent in competing with other companies in the same industry. The Board further notes that net book value does not state all assets and liabilities at market value, nor does it take into account the other considerations that might be part of a transaction between a willing buyer and a willing seller.

The Board did not seek to establish, and did not consider, a going concern valuation because the Board determined that the costs associated with engaging an independent financial advisor to assist the Board in analyzing and providing an accurate estimate of our going concern value exceeded the anticipated benefits of such analysis. In addition, the Board believes that the market value determined by the public trading market reflected any value attributable to the Company as a going concern.

In reaching its conclusion as to fairness, the Board did not consider the liquidation value of the Company, as there is no present intention of liquidating the Company. Further, the Board believes that a liquidation process would involve substantial legal fees, costs of sale and other expenses that would reduce any amounts that stockholders might receive upon liquidation. In addition, the Board believes that the value of the Company’s assets that might be realized in liquidation may be substantially less than its going concern value.

The Board did not request or rely on a fairness opinion on behalf of unaffiliated stockholders or potential Cashed-Out Stockholders. The potential costs of such an opinion were considered to be quite substantial compared to any potential value of such an opinion.

The Board did not have the benefit of any firm offers made within the past two years regarding the merger or consolidation of the Company with or into any other company, the sale or other transfer of all or a substantial portion of the assets of the Company or a purchase of the Company’s Common Stock that would enable the purchaser to exercise control of the Company to consider as part of its deliberations.

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In evaluating the fairness of the Reverse Stock Split with respect to the unaffiliated stockholders in particular, the Board also noted that the transaction would not differentiate among stockholders on the basis of affiliate status. The sole determining factor in whether a stockholder will become a Cashed-Out Stockholder or a Continuing Stockholder as a result of the Reverse Stock Split is the number of shares held by such stockholder immediately before the Effective Date as no fractional shares will be issued. Accordingly, we did not retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the Reverse Stock Split or preparing a report covering the fairness of the Reverse Stock Split. Furthermore, the proposed Reverse Stock Split does not require the separate approval of stockholders unaffiliated with the Company.

Furthermore, although stockholders with less than 2,000 shares of our Common Stock will be cashed out mandatorily if the Reverse Stock Split is approved, the Board considered that this potentially coercive impact of the transaction is minimized by the ability of stockholders with less than 2,000 pre-split shares to buy additional shares, at a relatively low cost per share, to get to 2,000 by the Effective Date and thereby avoid the cash-out if they prefer.

The Board also considered the advantages and disadvantages of the Reverse Stock Split discussed in the sections “—Advantages of the Reverse Stock Split,” “—Disadvantages of the Reverse Stock Split” and “—Alternatives Considered” in reaching its conclusion as to the substantive and procedural fairness of the Reverse Stock Split to our unaffiliated stockholders. The Board did not assign specific weight to each advantage and disadvantage in a formulaic fashion. However, the Board noted in their analysis that the Company historically had limited trading activity and coupled with the costs associated with remaining a public company supported the conclusion that the Company needed to effectuate a Reverse Stock Split.

We have not made any special provision in connection with the Reverse Stock Split to grant stockholders access to our corporate files or to obtain counsel or appraisal services at our expense. The Board determined that these steps were not necessary to ensure the fairness of the Reverse Stock Split. In particular, the Board determined that such steps would be costly, time consuming and would not provide any meaningful additional benefits. Additionally, the Board believes that this proxy statement, together with our other filings with the SEC, provide adequate information for our stockholders to make an informed decision with respect to the Reverse Stock Split.

Exchange of Stock Certificates

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. The Transfer Agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates. If any of your shares are held in certificated form (that is, you do not hold all of your shares electronically in book-entry form), you will receive a letter of transmittal from the Company’s exchange agent as soon as practicable after the Effective Date, which will contain instructions on how to obtain post-split shares. You must complete, execute and submit to the exchange agent the letter of transmittal in accordance with its instructions and surrender your stock certificate(s) formerly representing shares of stock prior to the Reverse Stock Split (or an affidavit of lost stock certificate containing an indemnification of the Company for claims related to such lost stock certificate). Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of Common Stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company. This means that, instead of receiving a new stock certificate, you may receive a direct registration statement that indicates the number of post-split shares you own in book-entry form. At any time after receipt of your direct registration statement, you may request a stock certificate representing your post-split ownership interest. If you are entitled to payment in lieu of any fractional share interest, the exchange agent will deliver to you the Cash-Out Payment or the Continuing Fractional Payment, as the case may be, as described under “—Treatment of Fractional Shares.” No direct registration statements, new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has properly completed and executed a letter of transmittal and surrendered such stockholder’s outstanding certificate(s) to the exchange agent. If you hold any or all of your shares electronically in book-entry form, please see the section below under the heading “—Effect on Registered Book-Entry Holders.”

YOU SHOULD NOT SEND STOCK CERTIFICATES TO US OR THE EXCHANGE AGENT UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

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Effect on Beneficial Owners

Stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by the Company for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee. Any Cash-Out Payment or Continuing Fractional Payment to be paid in lieu of any fractional share interest will be made in accordance with the practices and procedures of The Depository Trust Company (DTC).

Effect on Registered Book-Entry Holders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•	If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•	If you are entitled to payment in lieu of any fractional share interest, the exchange agent will deliver to you the Cash-Out Payment or the Continuing Fractional Payment, as the case may be, as described under “—Treatment of Fractional Shares.”

Termination of the Reverse Stock Split

Under applicable Nevada Law, the Board has a duty to act in the best interests of our stockholders. Accordingly, the Board reserves the right to abandon the Reverse Stock Split, if for any reason the Board determines that, in the best interests of our stockholders, it is not advisable to proceed with the Reverse Stock Split, even assuming the stockholders approve the Reverse Stock Split by vote. Although the Board presently believes that the Reverse Stock Split is in our best interests and has recommended a vote “FOR” Proposal 1, the Board nonetheless believes that it is prudent to recognize that circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse Stock Split at that time. Such reasons include, but are not limited to:

•	any change in the nature of our stockholdings prior to the Effective Date, which would result in us being unable to reduce the number of record holders of our shares to below 500 as a result of the Reverse Stock Split;

•	any change in the number of our shares that will be exchanged for cash in connection with the Reverse Stock Split that would increase the cost and expense of the Reverse Stock Split from that which is currently anticipated; or

•	any change in our financial condition that would render the Reverse Stock Split inadvisable.

If the Board decides to withdraw the Reverse Stock Split, whether before or after the time the Special Meeting is held, the Board will promptly notify our stockholders of the decision by public announcement.

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Accounting Consequences

The par value per share of the Common Stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the Effective Date, the par value on the Company’s balance sheet attributable to the Common Stock will be reduced proportionally from its present amount, and the additional paid in capital account shall be credited with the amount by which the par value for total shares outstanding post-split is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Stockholder Approval under Nevada Law

Pursuant to Sections 78.2055 and Section 78.390 of the Nevada Revised Statutes (the “NRS”), the Board approved the Reverse Stock Split. Section 78.2055 of the NRS requires stockholder approval of the Reverse Stock Split. No vote, approval or consent of the Company’s stockholders is required in connection with the termination of the registration of Common Stock under Section 12(g) of the Exchange Act and the subsequent suspension of the Company’s reporting obligation under the Exchange Act. The Board knows of no other matters other than that described in this proxy statement which have been recently approved or considered by the holders of Common Stock.

Dissenters’ Rights

Pursuant to Chapter 92A (Section 300 through 500 inclusive) of the NRS (“Chapter 92A”), any stockholder receiving a Cash-Out Payment or Continuing Fractional Payment is entitled to dissent to the Reverse Stock Split, and obtain payment of the fair value of the shares. In the context of the Reverse Stock Split, Chapter 92A provides that stockholders may elect to have the Company purchase pre-Reverse Stock Split shares that would become fractional shares as a result of the Reverse Stock Split for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A. The fair value of the shares of any stockholder means the value of such shares immediately before the effectuation of the Reverse Stock Split, excluding any appreciation or depreciation in anticipation of the Reverse Stock Split, unless exclusion of any appreciation or depreciation would be inequitable.

Chapter 92A is set forth in its entirety in Appendix C to this Proxy Statement. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Appendix C to this proxy statement. If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters’ rights. Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

Chapter 92A sets forth that, if a stockholder wishes to assert dissenter’s rights with respect to its Common Stock, the stockholder (a) must deliver to the Company, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated, and (b) must not vote, or cause or permit to be voted, any of his or her Common Stock in favor of the proposed action.

Within 10 days after the effectuation of the Reverse Stock Split, the Company will send a written notice (a “Dissenters’ Rights Notice”) to all the record stockholders of the Company entitled to dissenters’ rights. The Dissenters’ Rights Notice will be accompanied by (i) a form for demanding payment from the Company that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the provisions of Chapter 92A; and (iii) a brief description of the procedures that a stockholder must follow to exercise dissenter’s rights.

In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, you must take the following actions by the date set forth in the Dissenters’ Rights Notice, which shall not be less than 30 nor more than 60 days after the Dissenters’ rights notice is delivered: (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the date set forth in the Dissenters’ Rights Notice; and (iii) deliver the certificates representing the dissenting shares to the Company.

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Within 30 days after receipt of a demand for payment, the Company must pay each dissenter who complied with the provisions of Chapter 92A the amount the Company estimates to be the fair value of such shares, plus interest from the effective date of the Reverse Stock Split. The rate of interest shall be the average rate currently paid by the Company on its principal bank loans. The payment will be accompanied by the following: (i) financial statements for the Company for the year ended December 31, 2019 and the most recent interim financial statements; (ii) a statement of the Company’s estimate of the fair value of the shares; and (iii) a statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under Chapter 92A. If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce the dissenter’s rights by commencing an action in Clark County, Nevada or if the dissenting stockholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

If a dissenting stockholder disagrees with the amount of the Company’s payment, then the dissenting stockholder may, within 30 days of such payment, (i) notify the Company in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company, or (ii) reject the offer by the Company if the dissenting stockholder believes that the amount offered by the Company is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting stockholder submits a written demand as set forth above and the Company accepts the offer to purchase the shares at the offer price, then the stockholder will be sent a check for the full purchase price of the shares within 30 days of acceptance.

If a demand for payment remains unsettled, the Company must commence a proceeding in the Clark County, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company. The value so determined could be more or less than the $0.03 per share to be paid in connection with the Reverse Stock Split. If a proceeding is commenced to determine the fair value of the Common Stock, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against the Company if the court finds that (i) the Company did not comply with Chapter 92A or (ii) against either the Company or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A.

A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal.

If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a stockholder owns shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner.

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The foregoing summary of the rights of dissenting stockholders under Chapter 92A does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any dissenters’ rights of appraisal rights available under Chapter 92A. The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of Chapter 92A, and the foregoing summary is qualified in its entirety by reference to Appendix C to this proxy statement. The Company has not made any provision to obtain counsel or appraisal services for unaffiliated stockholders.

Sources of Funds and Expenses

Because we do not know how many fractional shares will result from the Reverse Stock Split, we are unable to determine the exact cost of the Reverse Stock Split. However, based on information that we have received from the Transfer Agent, as well as our estimates of other Reverse Stock Split expenses, we estimate the total cash requirement of the Reverse Stock Split to us will be approximately $91,000. This amount includes approximately $21,000 needed to cash out fractional shares, approximately $50,000 of legal fees, approximately $10,000 for transfer agent costs and approximately $10,000 of other costs, including costs of printing and mailing, to effect the Reverse Stock Split. This total amount could be larger or smaller depending on, among other things, the ultimate number of fractional shares due to any purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the Effective Date. The Company plans to pay out all the costs of the Reverse Stock Split from the Company’s available cash resources.

Trading Market and Price

Our Common Stock is currently traded on the Pink Open Market under the symbol “PTEO.” The following table sets forth, for the fiscal periods indicated, the range of high and low sales prices of our Common Stock.

	2020				2019		2018
	High		Low		High	Low	High	Low
1st Quarter	$0.09		$0.02		$0.06	$0.03	$0.07	$0.05
2nd Quarter	$0.03	(1)	$0.02	(1)	$0.19	$0.02	$0.06	$0.05
3rd Quarter	–		–		$0.35	$0.01	$0.08	$0.03
4th Quarter	–		–		$0.18	$0.03	$0.08	$0.03

_______________

(1)	Through April 30, 2020.

Dividends

We have never paid a cash dividend on our Common Stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future.

Prior Public Offerings

We have not made an underwritten public offering of our Common Stock for cash during the three years preceding the date of this proxy statement.

Prior Stock Purchases

We have not repurchased any shares of our Common Stock in the past two years.

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Conduct of Our Business after the Reverse Stock Split

As described in this proxy statement, the Company’s management has been exploring strategic alternatives in order to meet the Company’s operating cash flow requirements, particularly as a result of the impact due to the recent COVID-19 outbreak. However, no plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, a sale or transfer of any material amount of our assets, a change in management, a material change in our indebtedness or capitalization, or any other material change in our corporate structure or business have been formalized, although these various alternatives continue to be evaluated. We currently expect to conduct our business and operations after the Effective Date in substantially the same manner as currently conducted, subject to the Company’s ability to implement a strategic plan in order to address its liquidity constraints. However, there are no assurances that the Company will be successful in implementing any such strategic plan. Except as described in this proxy statement with respect to the use of funds to finance the Reverse Stock Split and related costs and our plans to deregister our Common Stock under the Exchange Act, the Reverse Stock Split is not anticipated to have a material effect upon the conduct of our business.

Summary Financial Information

The summary consolidated financial information attached as Appendix A to this proxy statement was derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes. Please see the information set forth below under “Where You Can Find More Information.”

Past Contacts, Transactions, Negotiations and Agreements

The following sets forth certain information required pursuant to Item 1005(a) of Regulation M-A regarding certain transactions that occurred during the past two years:

•	On December 30, 2000, the Company entered into a thirty-year license agreement, beginning January 1, 2001 (the “License Agreement”), with Dr. Oliver Wiedow, the owner and inventor of several patents, patent rights and technologies related to Elafin. Mr. Wiedow currently serves as the Company President, Chief Executive Officer and Chief Financial Officer and is a member of the Company’s Board. Pursuant to the License Agreement, the Company agreed to pay Dr. Wiedow an annual license fee of 110,000 Euros for a period of six years. The License Agreement was amended in December 2008 to waive non-payment defaults and to defer the due dates of each payment. In July 2011, in February 2012, February 2013, June 2014, and again in April 2017, Dr. Wiedow agreed in writing to waive the non-payment defaults and agreed to defer the due dates of the payments for the outstanding balance of 570,000 Euro. As a result, the outstanding balance of 570,000 Euros is due on June 30, 2020. While the total amount owed does not currently bear interest, the amended License Agreement provides that any late payment shall be subject to interest at an annual rate equal to the German Base Interest Rate plus six percent. In the event that the Company’s financial condition improves, the parties can agree to increase and/or accelerate the payments.

•	The amended License Agreement also modified the royalty payment such that the Company will not only pay Dr. Wiedow a three percent royalty on gross revenues from the Company’s sale of products based on the licensed technology but also three percent of the license fees (including upfront and milestone payments and running royalties) received by the Company or its subsidiary from their sublicensing of the licensed technology.

•	No royalty expense has been recognized under the License Agreement since the Company has yet to generate any related revenues. At December 31, 2019 and 2018, the Company has accrued approximately $639,000 and $652,000, respectively, of licensing fees payable to Dr. Wiedow. The decrease is solely due to the strengthening of U.S. Dollar relative to the Euro. The Company owed Euro 570,000 under the licensing agreement at both December 31, 2019 and 2018.

•	On February 28, 2020, the Company entered into a purchase agreement with Kai Bartels pursuant to which the Company agreed to issue and sell to Mr. Bartels 4,250,000 shares of Common Stock at a price of $0.0247 per share, for an aggregate purchase price of $104,975. The purchase price was equal to the closing price of Common Stock as quoted on the OTCQB on February 25, 2020. in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the exemptions available under Regulation S and the rules promulgated thereunder.

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•	On February 29, 2020, the Company entered into a purchase agreement with Diethelm Siebuhr pursuant to which the Company agreed to issue and sell to Mr. Siebuhr 4,250,000 shares of Common Stock at a price of $0.0247 per share, for an aggregate purchase price of $104,975. The purchase price was equal to the closing price of Common Stock as quoted on the OTCQB on February 25, 2020.

•	On December 12, 2018, the Company entered into a purchase agreement with Jork von Reden pursuant to which the Company agreed to issue and sell to Mr. von Reden 1,000,000 shares of Common Stock at a price of $0.08 per share, for an aggregate purchase price of $80,000. The purchase price was equal to the closing price of Common Stock as quoted on the OTCQB on December 6, 2018. Mr. von Reden is a member of the Company’s Board.

Certain Information Concerning the Company’s Directors and Executive Officers

The following sets forth certain information with respect to the Company’s directors and executive officers:

Name	Information About Occupation(s) or Employment	Citizenship
Oliver Wiedow

President, Chief Executive Officer, Chief Financial Officer of Proteo, Inc., a clinical stage drug development company

Address: 2102 Business Center Drive, Irvine, California 92612

Dates: November 2018 to current

Chair of the Supervisory Board of Proteo Biotech AG, Germany

Address: Am Kiel-Kanal 44, 24106 Kiel, Germany

Dates: 2000 to current

Professor for Dermatology at the Dept. of Dermatology, University of Kiel

Address: Arnold-Heller-Straße 3,
24105 Kiel, Germany

Dates: 1999 to current

German
Jork von Reden

Managing Director of CFI Innovation GmbH Berlin Unternehmensberatung und Beteiligungen Management consulting and investments

Address: Normannenstraße 4, 14129 Berlin, Germany

Dates: 2016 to current

Managing Director of Wind Energy Trust Sp.zo.o, Szczecin, Development, financing and marketing of wind energy projects in Poland

Address: 72-006 Mierzyn Teczowa, Poland

Dates: 2009 to current

German

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Hartmut Weigelt

Professor of Applied Biological Science at the University of Applied Sciences in Hamm, Northrhrine-Westfalia, University for Logistics and Economy

Address: Platz der Deutschen Einheit 1, 59065 Hamm, Germany

Dates: 2008 to current

Professor of Applied Biological Science at the praxisHochschule/ University of Applied Sciences Cologne

Address: Neusserstrasse 99; 50670 Köln, Germany

Dates: 2014 to current

German
Birge Bargmann

Chief Executive Officer, of Proteo, Biotech AG, a clinical stage drug development company

Address: Am Kiel-Kanal 44, 24106 Kiel, Germany

Dates: 2005 to current

President, Chief Executive Officer, Chief Financial Officer of Proteo, Inc., a clinical stage drug development company

Address: 2102 Business Center Drive, Irvine, California 92612

Dates: 2005 to November 2018

German
Juergen Paal	Chief Executive Officer, of Proteo, Biotech AG, a clinical stage drug development company Address: Am Kiel-Kanal 44, 24106 Kiel, Germany Dates: 2014 to current	German

None of the Company’s directors or officers have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors).

None of the Company’s directors or officers was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

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Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a general discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (defined below) of our stock. This discussion is for general information purposes only, is not intended as tax advice to any person or entity.  All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split in light of their particular situation. This discussion assumes that each of the pre-split shares were, and the post-split shares will be, held as “capital assets,” as defined in Section 1221 of the Code.

This discussion does not address the tax consequences of the Reverse Stock Split arising pursuant to the unearned income Medicare contribution tax, the laws of any state, local, or non-U.S. jurisdiction, any U.S. federal estate or gift tax consequences, or any U.S. federal tax consequences other than the material federal income tax consequences specifically addressed below.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of, and the conclusions reached in, this discussion. This discussion does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, financial institutions, personal holding companies, partnerships (or entities treated as partnerships for U.S. federal income tax purposes), stockholders who are not U.S. holders (as defined herein), U.S. holders whose functional currency is not the U.S. dollar, stockholders who hold their shares as “qualified small business stock” or “Section 1244” stock, broker-dealers (or other dealers in securities), stockholders who hold their stock as part of a straddle, hedge, conversion transaction, or other integrated investment, holders that received their stock pursuant to the exercise of employee stock options or otherwise as compensation, retirement plans, tax-exempt entities, or persons subject to the alternative minimum tax.

If an entity treated as a partnership for U.S. federal income tax purposes owns shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships that are owners of shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal, state, and local tax, non-U.S. tax, and non-income tax consequences to them of the Reverse Stock Split.

We have not sought any ruling from the Internal Revenue Service (“IRS”), nor have we sought an opinion from legal counsel with respect to the statements made and conclusions reached throughout this general discussion. There can be no assurance that the IRS would agree with the statements and conclusions set forth throughout this discussion, nor is there any assurance that such statements and conclusions will be sustained by a court if challenged by the IRS.

BENEFICIAL OWNERS OF OUR SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, OR NON-U.S. OR NON-INCOME TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

THE DISCUSSION BELOW IS NOT INTENDED TO BE, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING PENALTIES. THE DISCUSSION BELOW WAS WRITTEN TO SUPPORT THE PROMOTION AND MARKETING OF THE REVERSE STOCK SPLIT AND PROXY SOLICITATION. PLEASE CONSULT YOUR OWN TAX ADVISER IN ORDER TO FULLY UNDERSTAND THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND PROXY SOLICITATION IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes,:

•	an individual who is a citizen or resident of the United States;
•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (B) that has a valid election in effect to be treated as a U.S. person.

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Tax Consequences to U.S. Holders Not Receiving Cash in the Reverse Stock Split

The Reverse Stock Split is generally expected to be treated as a form of reorganization defined in Section 368(a)(1)(E) of the Code as a recapitalization. A U.S. holder that does not receive any cash in the Reverse Stock Split generally should not recognize any gain or loss with respect to the Reverse Stock Split for U.S. federal income tax purposes, and generally should have the same aggregate adjusted tax basis and holding period in such holder’s post-split shares of Common Stock as such holder had in such holder’s shares of Common Stock immediately prior to the Reverse Stock Split.

Tax Consequences to U.S. Holders Receiving Only Cash in the Reverse Stock Split

In general, the receipt of cash by a U.S. holder in lieu of a fractional share will be a taxable transaction to such holder for U.S. federal income tax purposes. Section 302 of the Code sets forth several tests which, if applicable treat a U.S. holder’s exchange of pre-split shares of Common Stock solely for cash in the Reverse Stock Split as a “sale or exchange” of such shares.  For example, if the exchange of pre-split shares of Common Stock solely for cash (1) results in a “complete termination” of such holder’s interest in the Company, (2) is “substantially disproportionate” with respect to such holder, or (3) is “not essentially equivalent to a dividend” with respect to the such holder (each such test referred to herein as a “Section 302 test” and described in more detail below), then such exchange will be treated for U.S. federal income tax purposes as a taxable sale or exchange of such shares. To be clear, there are other tests under Section 302 of the Code which may also result in the treatment of an exchange of Common Shares solely for cash in connection with the Reverse Stock Split as a taxable sale or exchange, but those other tests are not specifically addressed in this discussion.

In determining whether any of the Section 302 tests mentioned above is satisfied, a U.S. holder must take into account (i) shares of our stock actually owned by such holder, and (ii) shares of our stock considered as, or deemed, owned by such U.S. holder by reason of certain constructive ownership and ownership attribution rules in the Code. Under these constructive ownership and ownership attribution rules, a U.S. holder generally will be considered to own shares of our stock which such holder has the right to acquire pursuant to the exercise of an option or warrant, or by conversion or exchange of a security, and will also be considered to own shares of our stock that are owned (and, in some cases, constructively owned) by (x) some members of such holder’s family, and (y) some entities (such as corporations, partnerships, trusts, and estates) in which such holder, a member of such holder’s family, or a related entity has a direct or indirect interest.

If any of the Section 302 tests (described more fully below) are satisfied with respect to a U.S. holder, and an exchange of Common Stock solely for cash is therefore treated as a taxable sale or exchange for U.S. federal income tax purposes, then such holder generally should recognize gain or loss equal to the difference between (i) the amount of cash received by such holder and (ii) such holder’s adjusted tax basis in the Common Stock treated as sold or exchanged in the Reverse Stock Split. Gain or loss must be calculated separately with respect to each share of Common Stock exchanged in the Reverse Stock Split.  Any gain or loss recognized will constitute capital gain or loss, and will constitute long-term capital gain or loss if the holder’s holding period of the stock treated as sold or exchanged is greater than one year as of the Effective Date.  A reduced tax rate on long-term capital gains generally applies to individuals and other non-corporate U.S. holders.  The deductibility of capital losses is subject to limitations.

Conversely, if none of the Section 302 tests are satisfied with respect to a U.S. holder (e.g., immediately following the Reverse Stock Split you continue to own shares of our stock, or you are treated as continuing to own shares of our stock pursuant to the constructive ownership and ownership attribution rules), you generally should be treated as having received a distribution from the Company in an amount equal to the cash received by you in the Reverse Stock Split. The amount of a distribution received by a U.S. holder will be treated as a dividend to the extent of such holder’s ratable share of the Company’s current and accumulated earnings and profits. To the extent the receipt of cash is treated as a dividend, you will not receive any tax benefit from your basis in your shares.  In general, dividends are subject to ordinary income tax rates. However, for certain individuals and other non-corporate shareholders, a dividend may qualify for the reduced tax rate applicable to long-term capital gains to the extent the dividend is treated as a “qualified dividend.”  To qualify for the lower rate available to qualified dividend income, (i) an individual or non-corporate shareholder must hold the stock with respect to which the dividend is paid for more than 60 days in the 121-day period beginning 60 days before the ex-dividend rate, as determined pursuant to the Code, and (ii) the stock held by such shareholder must have been unhedged during such holding period, i.e., there were no puts, calls, short sales, hedges, or other arrangements or positions in the shares or any substantially similar or related property.  You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign, or other tax treatment of, any such dividend income.

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To the extent that the amount of a distribution received by a U.S. holder with respect to the Reverse Stock Split exceeds such holder’s ratable share of our current and accumulated earnings and profits, the excess generally should be treated as a tax-free return of capital to the extent of such holder’s adjusted tax basis in the Common Stock exchanged in the Reverse Stock Split, and any remainder generally should be treated as capital gain from the sale or exchange of the Common Stock.

Section 302 Tests

If a U.S. holder’s exchange of Common Stock for cash in the Reverse Stock Split satisfies one of the following tests, then such exchange is treated as a taxable sale or exchange for U.S. federal income tax purposes:

Complete Termination. A U.S. holder’s exchange of Common Stock solely for cash in the Reverse Stock Split generally will result in a “complete termination” of such holder’s interest in us if, in connection with the Reverse Stock Split, either (i) all of the shares of our stock actually and constructively owned by such holder is exchanged for cash, or (ii) all of the shares of our stock actually owned by such holder is exchanged for cash, and, with respect to constructively owned shares of our stock, such holder is eligible to waive (and effectively waives) constructive ownership of all such stock under the procedures described in Section 302(c) of the Code.

Substantially Disproportionate Redemption. A U.S. holder’s exchange of Common Stock for cash in the Reverse Stock Split generally will be “substantially disproportionate” with respect to such holder if, among other things, immediately after the exchange (i.e., treating all Common Stock exchanged for cash in the Reverse Stock Split as no longer outstanding), (i) such holder’s percentage ownership of our voting stock is less than 80% of such holder’s percentage ownership of our voting stock immediately before the exchange (i.e., treating all Common Stock exchanged for cash in the Reverse Stock Split as outstanding), and (ii) such holder owns less than 50% of the total combined voting power of all classes of stock entitled to vote. For purposes of these percentage ownership tests, a holder will be considered as owning shares of our stock owned directly as well as indirectly through application of the constructive ownership and ownership attribution rules mentioned above.

Not Essentially Equivalent to a Dividend. In order for a U.S. holder’s exchange of Common Stock for cash in the Reverse Stock Split to qualify as “not essentially equivalent to a dividend,” such holder must experience a “meaningful reduction” in such holder’s proportionate interest in us as a result of the Reverse Stock Split, taking into account the constructive ownership and ownership attribution rules mentioned above. Whether a U.S. holder’s exchange of Common Stock pursuant to the Reverse Stock Split will result in a “meaningful reduction” of such holder’s proportionate interest will depend on such holder’s particular facts and circumstances.

Shareholders should consult with their own tax advisors respecting their particular situations with respect to whether any of the Section 302 tests discussed above, or any of the other rules set forth in Section 302 of the Code, are applicable so as to result in the treatment of the exchange of our Common Stock solely for cash in connection with the Reverse Stock Split as a taxable sale or exchange of such shareholder’s shares of our Common Stock.

29

Tax Consequences to U.S. Holders Receiving Both Stock and Cash in the Reverse Stock Split

The Reverse Stock Split is generally expected to be treated as a form of reorganization defined in Section 368(a)(1)(E) of the Code as a recapitalization. Under Section 354 of the Code, generally no gain or loss will be recognized if stock in a corporation that is a party to a reorganization is exchanged solely for stock. Under Code Section 356, if Section 354 would apply but for the fact that the consideration received consists not only of stock but also of other property, such as money (such other consideration sometimes referred to as “boot”), then gain must be recognized in an amount not in excess of the “boot” received. A loss generally may not be recognized. The gain is generally measured share-by-share, and depends upon the holder’s basis in each share.  If the distribution of “boot” in the Reverse Stock Split has the effect of a distribution of a dividend, then the amount otherwise treated as gain is treated as a dividend. To determine whether any such gain is to be treated as a dividend, the stockholder hypothetically assumes that such stockholder first received stock equal to the amount of boot received, and then caused that stock to be redeemed for the boot consideration.  The hypothetical redemption is tested under the Section 302 tests described above (and the other tests set forth in Section 302 of the Code, but not discussed above). For those holders who receive cash in lieu of fractional shares and whose percentage interest in the Company is enhanced or not materially diminished, the gain will be treated as a distribution, and a dividend to the extent of the U.S. holder’s ratable share of our current and accumulated earnings and profits. For those holders who receive cash in lieu of fraction shares whose percentage interest in the Company is substantially diminished under the Section 302 tests (or any other applicable test), the gain is treated as arising out of a sale of our Common Stock. In such a case, the basis in the stock received in the Reverse Stock Split is the same as the aggregate adjusted tax basis the holder had immediately prior to the Reverse Stock Split decreased by the amount of money received and increased by the amount treated as either gain or a dividend.

In contrast to the discussion above, based on certain administrative guidance it is possible that U.S. holders who receive both stock and cash in the Reverse Stock Split may instead be treated as if they received all stock in a tax-free reorganization and then had their fractional shares redeemed in a separate transaction.  Based on Treasury Regulation Section 1.301-1(l), even though the Reverse Stock Split is viewed as a reorganization, it is possible for any such cash received to be viewed as a dividend independent of the reorganization, followed by or preceded by the exchange of stock-for-stock in a tax-free reorganization. Each stockholder is urged to consult its own tax advisor as to the application of these rules to such stockholder under its particular circumstances.

Basis and Holding Period in Post-Split Shares

In a reorganization defined in Section 368(a)(1)(E) of the Code as a recapitalization, if one share of corporate stock is received in exchange for more than one share of corporate stock surrendered, then the aggregate basis in the shares surrendered must be allocated to the basis of the shares received, and the holding period of the stock received generally includes the holding period of the stock held immediately prior to the Reverse Stock Split.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting with respect to any cash received in the Reverse Stock Split. U.S. holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (e.g., by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at a rate of 24%. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability otherwise arising from the Reverse Stock Split, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

30

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our intent to solicit approval of the proposals described in this proxy statement; the timing of the Reverse Stock Split; the potential effects of the Reverse Stock Split; our ability to continue as a going concern; our pursuit of strategic alternatives in order to meet our operating cash flow requirements; our strategy, future operations, future financial position, projected costs, prospects and plans and objectives of management; and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including, but not limited to, general global and economic conditions; the duration of the COVID-19 outbreak and severity of such outbreak; the effects of the COVID-19 outbreak, including on our operations and business activities; the pace of recovery following the COVID-19 outbreak; the effect on our ability to implement cost containment and business restructuring strategies; and other factors described from time to time in our filings with the SEC. In light of the uncertainty inherent in our forward-looking statements, you should not consider their inclusion to be a representation that the forward-looking statements will be achieved. In evaluating forward-looking statements, you should consider all these risks and uncertainties, together with any other information described in our other reports and documents furnished or filed with the SEC, and you should not place undue reliance on those statements. We assume no obligation for updating any forward-looking statements, whether as a result of new information, future events, or otherwise. However, to the extent that there are any material changes in the information contained in this proxy statement, the Company will promptly disclose the changes as and to the extent required by applicable law and the rules and regulations of the SEC.

31

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock at April 30, 2020 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company’s Common Stock, (ii) each director of the Company, (iii) each of our named executive officers and (iv) all directors and executive officers of the Company as a group. At April 30, 2020, there were 33,379,350 shares of the Company’s Common Stock outstanding. The address for all of the following individuals is c/o Proteo, Inc., 2102 Business Center Drive, Irvine, California 92612.

Name	Common Stock Beneficially Owned (1)	Percentage of Class
Directors and Executive Officers:
Oliver Wiedow (Chief Executive Officer, Chief Financial Officer and Director)	6,380,000	19.1%
Birge Bargmann (Chief Executive Officer of Proteo Biotech AG)	6,300,000	18.9%
Jork von Reden (Director)	1,100,000	3.3%
Hartmut Weigelt (Director)	56,000	*
Juergen Paal (Chief Operating Officer of Proteo Biotech AG)	116,359	*
All directors and executive officers as a group (5 people)	13,952,359	41.8%

5% or Greater Stockholders:
Diethelm Siebuhr	4,250,000	12.7%
Kai Bartels	4,250,000	12.7%

_______________

*        Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Includes executive officers of the Company’s wholly-owned subsidiary, Proteo Biotech AG.

32

PROPOSAL 1: APPROVAL OF AMENDMENT TO THE articles OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Overview

This section provides information relating to Proposal 1 to amend the Company’s Articles of Incorporation to effect the Reverse Stock Split and related transactions, including the cashing out of fractional shares following such split and subsequent anticipated SEC deregistration.

NEITHER THE REVERSE STOCK SPLIT NOR ANY OF THE OTHER PROPOSED ACTIONS HAVE BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION; AND NEITHER THE SEC NOR ANY STATE COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE STOCK SPLIT OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

We are asking you to approve a proposal to authorize the Board, in its discretion, to effect a 1-for-2,000 reverse stock split of all our Common Stock. The number of authorized shares of Common Stock, which is currently 300,000,000 shares, will not change in connection with the Reverse Stock Split.

An amendment of our Articles of Incorporation, which we refer to as the Charter Amendment, will be required to effect the Reverse Stock Split. The complete text of the form of the Charter Amendment for the Reverse Stock Split is attached to this proxy statement as Appendix B. Such text is however subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the proposal that we may deem necessary or appropriate.

The Board has unanimously adopted resolutions approving and recommending to the stockholders for their approval the Reverse Stock Split. As described in greater detail in this proxy statement, the Reverse Stock Split is proposed in order to decrease the number of stockholders of record to a number less than 500 to, among other things, place the Company in a position to voluntarily deregister from the reporting requirements of the Exchange Act.

The terms, purpose, effects, advantages, disadvantages and other important information regarding the Reverse Stock Split are discussed above under the headings, “Summary of Terms of Reverse Stock Split” and “Special Factors,” which information is incorporated in this section by this reference. We encourage stockholders to review this information carefully.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is required for the approval of Proposal 1. Abstentions and broker non-votes will have the same effect as a vote cast against Proposal 1.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 1.

33

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

Overview

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1 (Reverse Stock Split Proposal), or if there are insufficient votes to constitute a quorum, our proxy holders may, if determined to be necessary or appropriate by the Board, move to adjourn the Special Meeting at that time in order to enable the Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes to form a quorum or to approve Proposal 1 (Reverse Stock Split Proposal). If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1 (Reverse Stock Split Proposal), we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, provided that a quorum is then present, we may transact any business which might have been transacted at the original meeting.

Required Vote

This proposal requires the affirmative vote of a majority of shareholders represented and voting at the Special Meeting. Abstentions will have the same effect as a vote cast against Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL 2.

34

WHERE YOU CAN FIND MORE INFORMATION

We electronically file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov.

STOCKHOLDER PROPOSALS

If the Reverse Stock Split is not consummated and we remain a public reporting company, any stockholder who desires to present a proposal for inclusion in the proxy statement for the Company’s next annual meeting of stockholders (the “Annual Meeting”) may do so pursuant to procedures set forth in Rule 14a-8 under the Exchange Act. To do so, the stockholder must deliver the proposal to the Company’s Corporate Secretary within a reasonable time before we begin to print and send our proxy materials for such meeting. The Company will disclose the deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

With respect to stockholder proposals for the Annual Meeting submitted outside the processes of Rule 14a-8 under the Exchange Act, to be timely for purposes of Rule 14a-4(c)(1) under the Exchange Act, the stockholder must deliver the proposal to the Company’s Corporate Secretary within a reasonable time before we begin to print and send our proxy materials for such meeting. The Company will disclose the deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. Any proxies solicited by the Board for the Annual Meeting may confer discretionary authority to vote on any proposals for which notice is not timely received.

Any proposals described above must be delivered to the Company’s Corporate Secretary at Proteo, Inc., 2102 Business Center Drive, Irvine, California 92612. We will not consider any proposal that is not timely or otherwise does not meet our bylaws and SEC requirements for submitting a proposal. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

No matters, other than the Reverse Stock Split Proposal and the Adjournment of Special Meeting Proposal (if necessary) will be presented for action at the Special Meeting.

By Order of the Board of Directors,

/s/ Oliver Wiedow
President, Chief Executive Officer, Chief Financial Officer and Director

Dated: [•], 2020

35

APPENDIX A

SUMMARY FINANCIAL INFORMATION

PROTEO, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$99,543	$89,132
Research supplies	47,402	57,785
Grant funds receivable	34,060	37,562
Prepaid expenses and other current assets	53,949	64,543
Total current assets	234,954	249,022

PROPERTY AND EQUIPMENT, NET	3,483	4,929
Total assets	$238,437	$253,951

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$109,585	$127,217
Total current liabilities	109,585	127,217

LONG TERM LIABILITIES
Accrued licensing fees	639,290	652,359
Other liabilities	142,438	145,396
Total long term liabilities	781,728	797,755
Total liabilities	891,313	924,972

STOCKHOLDERS' DEFICIT
Non-voting preferred stock, par value $0.001 per share; 10,000,000 shares authorized;
Series A, 723,590 shares issued and outstanding at December 31, 2019 and 2018	724	724
Series B-1, 120,000 shares and 100,000 shares issued and outstanding at December 31, 2019 and 2018, respectively	120	100
Series B-2, 159,800 shares and 0 shares issued and outstanding at December 31, 2019 and 2018, respectively	160	–
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 24,879,350 and 24,379,350 shares issued and outstanding at December 31, 2019 and 2018, respectively	24,880	24,380
Additional paid-in capital	9,385,584	9,144,464
Accumulated other comprehensive loss	(33,613)	(31,231)
Accumulated deficit	(10,030,731)	(9,812,564)

Total Proteo, Inc. Stockholders' Deficit	(652,876)	(674,127)

Noncontrolling Interest	–	3,106

Total stockholders' deficit	(652,876)	(671,021)

Total liabilities and stockholders' deficit	$238,437	$253,951

Book value per share	$(0.03)	$(0.03)

A-1

PROTEO, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	2019	2018

REVENUES
Development Agreement	$–	$99,100
Net Grant revenue	–	106,892
	–	205,992
EXPENSES
General and administrative	215,208	208,736
Research and development, net of grants	30,004	–

TOTAL OPERATING EXPENSES	245,212	208,736

LOSS FROM OPERATIONS	(245,212)	(2,744)

INTEREST AND OTHER INCOME, NET	23,939	41,985

NET INCOME (LOSS)	$(221,273)	$39,241

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(3,106)	3,106

NET INCOME (LOSS) ATTRIBUTABLE TO PROTEO, INC.	$(218,167)	$36,135

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(2,382)	(1,404)

COMPREHENSIVE INCOME (LOSS)	$(220,549)	$34,731

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(0.01)	$0.00

BASIC AND DILUTED EARNINGS (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE	$(0.01)	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	24,860,172	23,898,528

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

PROTEO, INC.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Proteo, Inc. Entity or Nevada Business Identification Number (NVID): C13879-1992
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ____%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

B-1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Upon the effectiveness (the "Effective Time") of this Certificate of Amendment, (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________ Chief Executive Officer Signature of Officer or Authorized Signer Title X ______________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

each two thousand (2,000) shares of corporation's common stock, par value $0.001 per share ("Common Stock"), issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the Reverse Stock Split shall be entitled to receive, in lieu of such fractional share interests, the payment based on the price of $0.03 per each full share. The number of authorized shares of Common Stock and corporation's Series A, Series B-1 and Series B-2 Preferred Stock will not change.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

B-2

APPENDIX C

RIGHTS OF DISSENTING OWNERS UNDER NEVADA LAW

      NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

      NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

      NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.

      NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

      NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

      1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

      2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

      3.  Without discounting for lack of marketability or minority status.

      NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

      NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

      NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

      NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

      NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

C-1

      NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

      NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

      1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

      2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

      NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

      1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

      (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

             (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

             (3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

      (b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

      (c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

      (d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

      (e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

      (f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

      2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

      3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

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      NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

      1.  There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

      (a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

      (b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

      (c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value,

Ê unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

      2.  The applicability of subsection 1 must be determined as of:

      (a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

      (b) The day before the effective date of such corporate action if there is no meeting of stockholders.

      3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

      (a) Cash;

      (b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

      (c) Any combination of paragraphs (a) and (b).

      4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

      5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

      6.  There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

      NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

      1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

      2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

      (a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

      (b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

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      NRS 92A.410  Notification of stockholders regarding right of dissent.

      1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

      2.  If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

      NRS 92A.420  Prerequisites to demand for payment for shares.

      1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

      (a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

      (b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

      2.  If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

      3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

      NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

      1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

      2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

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      NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

      1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

      (a) Demand payment;

      (b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

      (c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

      2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

      3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

      4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

      5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

      NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

      NRS 92A.460  Payment for shares: General requirements.

      1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the subject corporation’s principal office is located;

      (b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

      (c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

Ê The court shall dispose of the complaint promptly.

      2.  The payment must be accompanied by:

      (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

      (b) A statement of the subject corporation’s estimate of the fair value of the shares; and

      (c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

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      NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

      1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

      2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

      (a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

      (b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

      (c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

      (d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

      (e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

      3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

      4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

      NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

      1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

      2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

      NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

      1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

      2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

      3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

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      NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

      1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

      2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

      3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

      4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

      5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

      6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

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[PRELIMINARY COPY—SUBJECT TO COMPLETION]

PROTEO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

[•], 2020

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Special Meeting of Stockholders are available at

www.proxyvote.com

The undersigned stockholder(s) of Proteo, Inc., a Nevada corporation (the "Company"), hereby appoint(s) Oliver Wiedow and Diethelm Siebuhr, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of the Company that the undersigned is/are entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) of the Company to be held virtually by visiting www.[•] on [•], 2020, at [9:00] am, Pacific Time, and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The Board of Directors recommends that you vote FOR the following proposal:

1.        To approve an amendment to the Company’s Articles of Incorporation to effect a reverse split of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) in a ratio of 1-for-2,000 (the “Reverse Stock Split”), which would result in (i) holdings prior to such split of fewer than 2,000 shares of Common Stock being converted into a fractional share, which will then be immediately cancelled and converted into a right to receive the cash consideration described in the attached proxy statement, and (ii) the Company having fewer than 500 stockholders of record, allowing the Company to deregister its Common Stock under the Securities Exchange Act of 1934, as amended, and avoid the costs associated with being a public reporting company.

For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

2.        To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal.

For ☐	Against ☐	Abstain ☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the annual meeting or any postponement or adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.

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